UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934

Date of Report (Date of earliest event reported): July 20, 2015

Behringer Harvard Opportunity REIT II, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53650	20-8198863
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On July 20, 2015, 9727 Touchton Road, LLC, an indirect majority-owned subsidiary of Behringer Harvard Opportunity REIT II, Inc. (the “Registrant”), entered into an agreement (the “Agreement”) to sell Wimberly at Deerwood Apartments, a 322-unit multifamily community in Jacksonville, Florida (“Wimberly”), to an unaffiliated third party for a contract sales price of $43.5 million.  The buyer made an earnest money deposit of $0.5 million, which is refundable during the inspection period. The inspection period will end on or about August 7, 2015 unless extended by agreement of the parties.  Closing is subject to completion of due diligence by the buyer, approval by the Registrant’s board of directors, and other closing conditions and is contemplated to occur during the third quarter of 2015, subject to closing conditions that could extend the closing to the fourth quarter of 2015. At the time of this filing, the Registrant cannot give any assurances that the closing of this sale is probable.

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the potential sale of the property described herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate.  Important factors that could cause actual results to differ materially from those in the forward-looking statements include the possibility that the transaction may not close on the terms or timeframe described or at all and other risks described in the “Risk Factors” section of our public filing including our Annual Report on Form 10-K for the year ended December 31, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT II, INC.

Dated: July 24, 2015	By:	/s/ S. Jason Hall
S. Jason Hall
Chief Financial Officer